Exhibit 23.1

                Consent of Independent Certified Public Accountants





     As independent certified public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K into HomeSide, Lending Inc.'s previously filed Registration Statement File No. 333-45603.



Arthur Andersen LLP

Jacksonville, Florida
December 22, 1998